EXHIBIT 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that I, the undersigned, a director of The Travelers Companies, Inc., a Minnesota corporation (the “Company”), do hereby make, nominate and appoint Kenneth F. Spence III and Wendy C. Skjerven, and each of them, with full powers to act without the other, as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, to sign on my behalf a Registration Statement on Form S-8 of The Travelers Companies, Inc. (the “Registration Statement”) relating to the registration of common stock of the Company pursuant to The Travelers Companies, Inc. Amended and Restated 2014 Stock Incentive Plan and to make such changes in and additions and amendments to the Registration Statement (including post-effective amendments) and to sign the same on my behalf, and to file the Registration Statement and all amendments to the Registration Statement, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and shall have the same force and effect as though I had manually signed such Registration Statement.

Date: May 18, 2017

/s/ Alan L. Beller	/s/ Cleve L. Killingsworth Jr.
Alan L. Beller	Cleve L. Killingsworth Jr.

/s/ John H. Dasburg	/s/ Philip T. Ruegger III
John H. Dasburg	Philip T. Ruegger III

/s/ Janet M. Dolan	/s/ Todd C. Schermerhorn
Janet M. Dolan	Todd C. Schermerhorn

/s/ Kenneth M. Duberstein	/s/ Donald J. Shepard
Kenneth M. Duberstein	Donald J. Shepard

/s/ Patricia L. Higgins	/s/ Laurie J. Thomsen
Patricia L. Higgins	Laurie J. Thomsen

/s/ William J. Kane
William J. Kane